UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K/A
(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2012 (October 16, 2012)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, Suite 365

San Francisco, California 94104

(Address of principal executive offices, zip code)

(415) 568-2245
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on July 2, 2012 (the “Initial 8-K”), the Board of Directors (the “Board”) of Medgenics, Inc., a Delaware corporation (the “Company”), elected Sol J. Barer to serve as a director of the Company, and as Chairman of the Board, on June 30, 2012.  At the time of filing of the Initial 8-K, it had not yet been determined to which committees of the Board Dr. Barer would be appointed.  At a meeting of the Board held on October 16, 2012, the Board appointed Dr. Barer to the Nominating and Corporate Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Vice President – Administration

Date: October 17, 2012